Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Global Ink Supply Co. (the “Company”) on Form 10-QSB for the period ended February 29, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Andrew W. Baum, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 10, 2008	/s/Andrew W. Baum
Andrew W. Baum
Chief Executive Officer and
Chief Financial Officer